UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): April 26, 2017

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,

Chicago, Illinois 60661

(312) 985-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2017, TransUnion (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named therein (the “Selling Stockholders”), and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC (formerly known as Goldman, Sachs & Co.) and Morgan Stanley & Co. LLC (the “Underwriters”), relating to an underwritten offering of 16,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-213542), filed on September 8, 2016, as supplemented by the prospectus supplement dated April 26, 2017. All of the Shares are being sold by the Selling Stockholders. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Shares at a price of $39.15 and were granted a 30-day option to purchase up to an additional 2,475,000 shares of Common Stock from the Selling Stockholders.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2017, in connection with the sale of our common stock by investment funds affiliated with Advent International Corporation, Steven M. Tadler resigned from his position as a director of the Company and as a member of the Compensation Committee, effective as of that date, in accordance with the Amended and Restated Major Stockholders’ Agreement (the “Stockholders’ Agreement”), dated as of June 23, 2015, among TransUnion, Advent-TransUnion Acquisition Limited Partnership (“Advent”) and the GS Investors (as defined therein). As a result of such sale, Advent’s ownership fell below one of the ownership thresholds specified in the Stockholders’ Agreement, with the result that one of the directors designated by Advent was required to resign from the Company’s Board of Directors immediately after the closing of that transaction. Mr. Tadler’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On April 27, 2017, the Underwriters exercised in full their 30-day option to purchase an additional 2,475,000 shares of Common Stock. The offering of 18,975,000 shares of Common Stock (including the additional 2,475,000 shares of Common Stock pursuant to the Underwriters’ 30-day option) settled on May 2, 2017. The Selling Stockholders received all of the net proceeds from this offering. No shares of Common Stock were sold by the Company.

As part of this offering, the Company purchased 1,650,000 shares of Common Stock through the Underwriters (the “Share Purchase”). The Company’s independent, disinterested directors determined that the purchase was in the best interest of the Company. The Share Purchase was funded by drawing the Company’s senior secured revolving line of credit. As a result, the funding of the Share Purchase increased the amount of debt on the Company’s balance sheet. The shares purchased by the Company are held in treasury, and reduced the number of outstanding shares of Common Stock accordingly.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: May 2, 2017	By:	/s/ Mick Forde
	Name:	Mick Forde
	Title:	Senior Vice President

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of April 26, 2017, among TransUnion, the selling stockholders named therein and the underwriters named therein.

5.1	Opinion of Simpson Thacher & Bartlett LLP